                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Bollinger Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[BOLLINGER INDUSTRIES LOGO]






Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Bollinger Industries, Inc. (the "Company"), to be held Thursday, September 21, 2000, at 10:00 a.m., local time, at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006. A Notice of Annual Meeting, Proxy Statement, and form of proxy relating to the Annual Meeting are enclosed with this letter. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 is also enclosed.

         We urge you to read this material carefully. It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. We encourage you to complete, sign and date the proxy and return it in the enclosed envelope at your earliest convenience.

                                    Sincerely,



                                    Glenn D. Bollinger
                                    Chairman of the Board



                                    Bobby D. Bollinger
                                    President



Grand Prairie, Texas
August 25, 2000




         Corporate Offices
         602 Fountain Parkway
         Grand Prairie, Texas 75050
         Ph:      972 343-1000
         Fax:     972 343-1199

                           BOLLINGER INDUSTRIES, INC.
                              602 FOUNTAIN PARKWAY
                           GRAND PRAIRIE, TEXAS 75050

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000

                                   ----------


To the Stockholders of
BOLLINGER INDUSTRIES, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bollinger Industries, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 21, 2000, beginning at 10:00 a.m. local time, at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006 for the following purposes:

         1. To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and have qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 8,000,000 shares to 20,000,000 shares;

         3. To ratify the adoption of the 2000 Stock Option Plan of the Company;

         4. To approve the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for its fiscal year ending March 31, 2001; and

         5. To transact such other business as may be properly brought before the Annual Meeting, or any postponements or adjournments thereof.

         The Board of Directors has fixed the close of business on August 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such stockholders will be available for inspection at the offices of the Company in Grand Prairie, Texas, during regular business hours for a period of ten days before the meeting.

         All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy and to return it promptly in the enclosed postage-paid return envelope. A stockholder may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy.

                                    By Order of the Board of Directors


                                             Rose Turner
                                             Secretary

Grand Prairie, Texas
August 25, 2000

                           BOLLINGER INDUSTRIES, INC.
                              602 FOUNTAIN PARKWAY
                           GRAND PRAIRIE, TEXAS 75050

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 21, 2000


                                  INTRODUCTION

         This Proxy Statement is furnished to stockholders of Bollinger Industries, Inc., a Delaware corporation ("Bollinger" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on September 21, 2000, and at any postponements or adjournments thereof. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting, and not revoked. The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is August 25, 2000.

                              REVOCABILITY OF PROXY

         A proxy may be revoked at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. A stockholder's attendance at the meeting will not constitute automatic revocation of the proxy.

                        ACTION TO BE TAKEN AT THE MEETING

         The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the nominees listed under "Election of Directors"; (ii) for the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 8,000,000 shares to 20,000,000 shares; (iii) for the ratification of the adoption of the 2000 Stock Option Plan of the Company; (iv) for the ratification of the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for the 2001 fiscal year; and (v) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

         Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter of business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business.

                            OUTSTANDING CAPITAL STOCK

         The record date for stockholders entitled to vote at the annual meeting is August 15, 2000. At the close of business on that day, there were 4,400,210 shares of the Company's Common Stock, $0.01 par value ("Common Stock"), outstanding and entitled to vote at the meeting.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. Directors of the Company will be elected by a plurality of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Any other matters submitted to a vote of the stockholders will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal other than the election of directors as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                         PERSONS MAKING THE SOLICITATION

         The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company.

                               BOARD OF DIRECTORS

COMMITTEES

         The Board of Directors has Executive, Audit, Compensation and Stock Option Committees.

         Glenn Bollinger, Bobby Bollinger and Stephen Parr served on the Executive Committee during fiscal 2000, and Mr. Parr served as its chairman. Subject to statutory limitations, the Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings. The Executive Committee held numerous meetings via telephonic conferences during fiscal 2000, met once, and took certain other actions by written consent.

         John Maguire and Stephen Parr served on the Audit Committee during fiscal 2000, and Mr. Parr served as its chairman. The Audit Committee is responsible for reviewing the scope of the independent auditors' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee also meets with the independent auditors and has the authority to conduct internal audits and investigations, receive recommendations or suggestions for changes in accounting procedures, and initiate or supervise any special investigations it may choose to undertake. The Audit Committee met once during fiscal 2000 and held telephonic conferences with the outside auditors.

         Stephen Parr was the sole member of the Compensation Committee during fiscal 2000, and served as its chairman. The Compensation Committee determines the Company's policy with respect to the nature and amount of all compensation of the Company's officers, and will at least annually prepare a compensation report in accordance with rules promulgated by the Securities and Exchange Commission (the "SEC"). The Compensation Committee met once during fiscal 2000.

         Stephen Parr was the sole member of the Stock Option Committee during fiscal 2000, and served as its chairman. The Stock Option Committee administers the Bollinger Industries, Inc. 1993 and 1998 Stock Option Plans and the Bollinger Industries, Inc. 2000 Nonqualified Stock Option Plan. The Stock Option Committee met twice in fiscal 2000.

DIRECTORS' FEES AND COMPENSATION

         Stephen Parr receives a fee of $30,000 annually and is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. He was granted options to purchase 8,333 shares of Common Stock at the time he began serving on the Board of Directors. Glenn Bollinger and Bobby Bollinger each receive $10,000 annually for their service as directors. John Maguire receives $36,000 annually and acts as a consultant on certain financial matters and acquisitions.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         The Board of Directors met four times during the fiscal year ended March 31, 2000. The Board took all other actions by unanimous written consent during fiscal 2000. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         Four directors are to be elected at the Annual Meeting. The Board of Directors has nominated the four individuals named below to serve as directors of the Company. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

                 NAME                        AGE             DIRECTOR SINCE
Glenn D. Bollinger (1)                        50                  1979

Bobby D. Bollinger (1)                        47                  1979

John L. Maguire (3)(5)                        69                  1993

Stephen L. Parr (1)(2)(3)(4)(5)               47                  1995

         ----------

         (1)      Member of the Executive Committee
         (2)      Member of the Compensation Committee
         (3)      Member of the Audit Committee
         (4)      Member of the Stock Option Committee
         (5)      Independent director

         Set forth below is certain information concerning each of the persons nominated for election as a director of the Company:

         Glenn D. Bollinger is a co-founder of the Company and has served as Chairman of the Board, Chief Executive Officer and a Director since 1979. Mr. Bollinger is primarily responsible for the Company's overall operations, including in particular inventory, purchasing and warehousing. Mr. Bollinger is subject to an order of permanent injunction entered by the United States District Court for the District of Columbia, which enjoins him from engaging in any conduct which would constitute violations of various provisions of the Securities Exchange Act of 1934, specifically, Sections 10(b), 13(a), 13(b), and various rules promulgated thereunder. It does not preclude or otherwise limit his participation as an executive officer or director of the Company. The order arose out of an action filed by the SEC on September 30, 1996 complaining of certain transactions with three customers of the Company, which occurred during the Company's fiscal years ended March 31, 1994 and 1995. Mr. Bollinger agreed to the entry of the order without admitting or denying that he committed any violations of law.

         Bobby D. Bollinger is a co-founder of the Company and has served as Vice Chairman of the Board, President and a Director since 1979. Mr. Bollinger is primarily responsible for sales, marketing and product development.

         John L. Maguire became a Director of the Company in September 1993 and served as interim Chief Financial Officer from August 1992 to August 1993. In addition, the Company from time to time retains Mr. Maguire as a consultant on certain financial matters and acquisitions. Mr. Maguire is a certified public accountant. Since November 1, 1999 Mr. Maguire has served as Director of Administrative Services, City of Fayetteville, Arkansas City Government. Since 1982 he has been self-employed, concentrating on private family investments. He was previously Chief Financial Officer of Tyson Foods, Inc.

         Stephen L. Parr became a Director of the Company in November 1995. Mr. Parr is currently President of Navigator Capital Management, LLC. Mr. Parr was previously a Vice President of Goldman Sachs, where he was an international specialist. Mr. Parr was with Goldman Sachs from 1977 to 1995. Mr. Parr serves on the board of directors of Braman, Ltd., a furniture manufacturing company; Nextek, Inc., an Alabama electronics company; Corphealth, Inc., a Texas behavioral healthcare company; NavTel, LLC, a competitive local exchange carrier; and Aqua Dynamics, a specialty chemical and ozone services company.

         Glenn D. Bollinger and Bobby D. Bollinger are brothers, and are the sons of Dell Bollinger, Senior Vice President - Administration of the Company. Otherwise, there is no family relationship between any of the nominees, directors and any executive officer of the Company.

         No director presently holds any other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15 of that act.

         The four nominees receiving the greatest number of votes cast at the Annual Meeting will be elected whether or not any of them receives a majority of the votes cast.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE FOUR PERSONS NAMED UNDER "PROPOSAL NO. 1: ELECTION OF DIRECTORS."

                                 PROPOSAL NO. 2:
                         APPROVAL OF AN INCREASE IN THE
                            AUTHORIZED CAPITAL STOCK

         On June 22, 2000, the Board of Directors approved a proposal to amend Article FOURTH of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 8 million to 20 million (the "Amendment"). The complete text of the proposed Amendment is set forth on EXHIBIT A to this Proxy Statement. The Amendment would increase the total number of shares the Company is authorized to issue from 9 million (8 million in Common Stock and 1 million in Preferred Stock) to 21 million (20 million in Common Stock and 1 million in Preferred Stock). The proposed increase is necessary to enable the Company to issue additional shares of Common Stock if future financing and acquisition activities require additional shares and to effect stock dividends and stock splits of the Common Stock should the Board of Directors determine that such action is desirable.

         The SEC requires the Company to discuss how such shares could be used to make it more difficult to effect a change in control of the Company. For example, the additional shares of Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of the Company or could be privately placed with purchasers who would support the Board of Directors in opposing a hostile takeover attempt. This proposal to amend the Certificate of Incorporation is not in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. The Board of Directors does not presently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

         The Company has not paid cash dividends on its Common Stock since its inception. The Company's Board of Directors does not anticipate payment of any cash dividends by the Company in the foreseeable future and such payments are restricted by agreements with its primary lender.

         If approved by the stockholders, the Amendment will be effective on or before ________, 2000.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3:
                     RATIFICATION OF 2000 STOCK OPTION PLAN

GENERAL

         On June 22, 2000 the Board adopted, subject to the approval of the stockholders of the Company, the 2000 Stock Option Plan of Bollinger Industries, Inc. (the "2000 Plan").

         The Company has previously granted stock options to officers and employees under various stock option plans (the "Stock Options Plans"). See "Executive Compensation and Other Information - Stock Option Plans." In the opinion of the Board, the Company and its stockholders have benefited substantially from having these officers and employees acquire shares of its Common Stock pursuant to options granted under such stock option plans. Such options, in the opinion of the Board, have secured the benefits of the incentive resulting from stock ownership by such directors, officers and employees who are largely responsible for the Company's growth and success.

         In view of the limited number of shares available for grant under the Stock Option Plans, the Board adopted, subject to stockholder approval, the 2000 Plan. The Board believes it is advisable to make these shares available for the purpose of granting further stock options to officers and other employees who have been or are participants, consistent with their present responsibilities, and to other officers and employees who assume or who, as a result of promotion, will assume new and important responsibilities.

SUMMARY OF 2000 PLAN

         A brief summary of the material provisions of the 2000 Plan is set out below. The following summary is qualified in its entirety by reference to the full text of the 2000 Plan, a copy of which is attached hereto as EXHIBIT B and by reference made a part hereof.

         PURPOSE. The purpose of the 2000 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Company's businesses and increases in shareholder value.

         SHARES SUBJECT TO THE 2000 PLAN. Subject to provisions for proportionate adjustment occasioned by changes in the Company's capital structure, a total of 500,000 shares of Common Stock have been set aside under the 2000 Plan for issuance upon exercise of stock options granted thereunder.

         Stock options granted under the 2000 Plan (the "Stock Options") may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Board has the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or any combination thereof.

         At August 1, 2000 the closing price of the Company's Common Stock was $0.375. As of that date no Stock Options had been granted under the 2000 Plan.

         If the outstanding shares of Common Stock subject to Stock Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, or reclassification, or the number of shares of Common Stock is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Board shall make appropriate adjustments in the number and kind of shares as to which all outstanding Stock Options, or portions thereof then unexercised, shall be exercisable with respect to any such Stock Options, to the end that after such event the participant's proportionate interest shall be maintained as before the occurrence of such event.

         ELIGIBILITY. All officers and employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be granted stock options under the 2000 Plan. On August 1, 2000 approximately 63 persons were eligible to receive Stock Options under the 2000 Plan. Directors who are not officers or salaried employees of the Company and its subsidiaries are ineligible to receive Stock Options under the 2000 Plan.

         ADMINISTRATION. The 2000 Plan is administered by the Board, which may from time to time delegate all or any part of its authority under the 2000 Plan to a committee or subcommittee of not less than two directors appointed by the Board who are not officers or salaried employees of the Company and who therefore are ineligible to receive Stock Options under the 2000 Plan. The Board is empowered (a) to select the officers and employees to whom and the time or times at which Stock Options will be granted under the 2000 Plan; (b) to determine whether and to what extent Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted under the 2000 Plan;
(c) to determine the number of shares of Common Stock to be covered by each Stock Option granted under the 2000 Plan; (d) to determine the terms and conditions of such Stock Options, including but not limited to, the exercise price, any vesting condition, restriction or limitation, and any vesting acceleration or forfeiture waiver regarding any Stock Option and the shares relating thereto; (e) to modify, amend or adjust the terms and conditions of any Stock Option; and (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred.

         The Board also has the authority to adopt, alter and appeal such administrative rules, guidelines and practices governing the 2000 Plan; to interpret the terms and provisions of the 2000 Plan and any Stock Options granted under the 2000 Plan; and to otherwise supervise the administration of the 2000 Plan.

         OPTION PRICE. The exercise price at which shares of Common Stock may be purchased pursuant to the exercise of Stock Options under the 2000 Plan will be determined by the Board; provided, however, the price at which shares of Common Stock may be purchased pursuant to the exercise of an Incentive Stock Option granted under the 2000 Plan may not be less than one hundred percent (100%) of the fair market value thereof on the date such Incentive Stock Option is granted (or 110% of the fair market value thereof on the date such Incentive Stock Option is granted for participants under the 2000 Plan who own more than ten percent (10%) of the shares of Common Stock of the Company).

         TERM AND EXERCISE OF STOCK OPTIONS. The term of each Stock Option granted under the 2000 Plan is ten years from the date of grant or such shorter period of time as the Board may determine; provided, however, in the case of an Incentive Stock Option granted to a participant under the 2000 Plan who owns more than ten percent (10%) of the shares of Common Stock of the Company, the term of such Incentive Stock Option is five years from the date of grant or such shorter period of time as the Board may determine.

         All Stock Options granted under the 2000 Plan are exercisable by the participants at such time or times and subject to such terms and conditions as shall be determined by the Board. The 2000 Plan also provides for the earlier termination of a Stock Option in the event of the participant's termination of employment by death, disability or otherwise.

         The term during which Stock Options may be granted under the 2000 Plan expires on June 22, 2010, unless sooner terminated by the Board. Such a termination, however, will have no effect on Stock Options then outstanding.

         Payment for any shares of Common Stock to be issued upon exercise of a Stock Option granted under the 2000 Plan may be tendered either in cash or by certified or bank check, or by the tender of shares of Common Stock of the Company owned by the participant, or shares issuable to the participant upon exercise of the Stock Option, in each case having a fair market value as of the date of exercise equal to the exercise price.

         The Board may require as a condition to the grant of a Stock Option to a participant that the participant surrender for cancellation some or all of the unexercised Stock Options which have been previously granted to him under the 2000 Plan. A Stock Option the grant of which is conditioned upon such surrender may have a per share exercise price lower (or higher) than the per share exercise price of the surrendered Stock Option, may cover the same (or a lesser or greater) number of shares as the surrendered Stock Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, exercise price, term or any other term or condition of the surrendered Stock Option.

         NONTRANSFERABILITY OF STOCK OPTIONS. Stock Options granted under the 2000 Plan are nontransferable except by will or by the laws of descent and distribution; thus, during the lifetime of a participant, Stock Options granted to a participant may only be exercised by such participant.

         AMENDMENT AND TERMINATION OF THE 2000 PLAN. Subject to the terms and conditions and within the limitations of the 2000 Plan, the Board may amend, alter or discontinue the 2000 Plan, but no amendment, alteration or discontinuation may be made which would (i) impair the rights of a participant under a Stock Option without the participant's consent, except such an amendment made to cause the 2000 Plan to qualify for the exemption provided by Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or (ii) disqualify the 2000 Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by Rule 16b-3.

TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the 2000 Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended

(the "Code"). Under applicable provisions of the Code now in effect and pursuant to the terms and provisions of the 2000 Plan, (i) an "incentive stock option" results in no taxable income to a participant or deduction to the Company at the time it is granted; (ii) upon exercise of the option, no taxable income results to the participant from the receipt of the shares of Common Stock thereby acquired, and no deduction is allowed to the Company; (iii) if, after exercise of such an option, the participant does not dispose of the shares of Common Stock thereby acquired within the later of two (2) years of the date of grant of the option or within one (1) year of the date of the transfer of such shares to the participant, the participant will be entitled, subject to certain exceptions, to treat any gain realized upon disposition of the shares of Common Stock as capital gain in the year of sale; and (iv) if held by the participant for the periods described in clause (iii) above, the Company will not be entitled to any deduction respecting any gain realized from the disposition of shares of Common Stock by the recipient. A recipient of an option may be subject to the alternative minimum tax under the Code, as the inherent gain measured by the difference between the fair market value of the Common Stock and the exercise price (the "spread") at the date of exercise is a potential adjustment item to income on which the alternative minimum tax is computed. As a general rule, if the 2-year and 1-year holding requirements discussed above are not met, but all other requirements are met, gains derived from the sale of the Common Stock will be treated as compensation income to the participant, and the Company will be entitled to a corresponding tax deduction for the spread at that time. However, the recipient's tax consequences from a disposition of the shares may vary depending upon the circumstances involved in the disposition.

         In addition, characterization of the gain realized from the disposition of Common Stock as capital gain or ordinary income may have material tax consequences to the recipient. Specifically, gain characterized as capital gain is subject to offset against any capital losses of the recipient. Conversely, any loss realized from the disposition of shares of Common Stock treated as a long term capital loss can only be offset against other capital gains of the recipient plus an amount not in excess of $3,000 of other ordinary income. Any long term capital loss of the recipient over and above those annual amounts are carried forward to subsequent taxable years. Moreover, gain realized from the early disposition of shares of Common Stock which is treated as ordinary income is subject to withholding taxes and social security taxes. THE TAX CONSEQUENCES OF A DISPOSITION OF SHARES WILL VARY, DEPENDING ON THE PARTICIPANT'S INDIVIDUAL TAX SITUATION. THEREFORE, EACH PARTICIPANT IS ENCOURAGED TO CONSULT WITH HIS OWN TAX ADVISOR.

         NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted under the 2000 Plan, and this type of option will not qualify for the incentive stock option tax benefits under Section 422 of the Code. A participant generally will not recognize any taxable income at the time he or she is granted a Nonqualified Stock Option. However, upon exercise, the participant will have taxable ordinary income equal to the excess of (i) the fair market value on the exercise date of the shares received, less (ii) the option price for the shares received. This ordinary income will be subject to income tax withholding. A participant's recognition of ordinary income with regard to Nonqualified Stock Options will increase the participant's adjusted cost basis of the shares for purposes of calculating gain or loss on a later disposition of the shares.

         In general, there will be no Federal income tax consequences to the Company upon the grant or termination of a Nonqualified Stock Option or a sale or disposition of the shares acquired upon the exercise of a Nonqualified Stock Option. However, upon the exercise of a Nonqualified Stock Option, the Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of Common Stock represented at the meeting, in person or by proxy, will be necessary to ratify the adoption of the 2000 Plan.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2000 STOCK OPTION PLAN OF THE COMPANY.

                                 PROPOSAL NO. 4:
            APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Subject to approval by the stockholders, the Board of Directors has selected King, Griffin & Adamson, P.C. as independent public accountants of the Company for its fiscal year ended March 31, 2001. King, Griffin & Adamson, P.C. has acted in such capacity for the Company since August 1995 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent public accountants.

         Representatives of King, Griffin & Adamson, P.C. will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the approval of the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Company for the fiscal year ending March 31, 2001.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF KING, GRIFFIN & ADAMSON, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR ITS FISCAL YEAR ENDING MARCH 31, 2001.

                       ACTION TO BE TAKEN UNDER THE PROXY

         The accompanying proxy will be voted "FOR" the election of the four persons recommended by the Board of Directors and named under "PROPOSAL NO. 1:
ELECTION OF DIRECTORS" as nominees for directors of the Company; "FOR" approval of the Amendment to the Company's Certificate of Incorporation to increase the number of authorized share of Common Stock from 8,000,000 shares to 20,000,000 shares; "FOR" the ratification of the adoption of the 2000 Stock Option Plan; and "FOR" approval of the appointment of King, Griffin & Adamson, P.C. as the independent public accountants of the Company for its fiscal year ending March 31, 2001, unless the proxy is marked in such a manner as to withhold authority to so vote.

         The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed advisable, vote to adjourn the meeting from time to time.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the shares of Common Stock of the Company as of August 15, 2000 by (i) each director, (ii) each executive officer, (iii) each person deemed to beneficially own more than five (5%) percent of the outstanding shares of Common Stock of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares.

                                                      SHARES OWNED
                                                 ------------------------
          NAME                                    NUMBER       PERCENTAGE
          ----                                   ---------    -----------
Glenn D. Bollinger (1)(2)                        1,534,843      34.9%
Bobby D. Bollinger (1)(3)                        1,535,894      34.9%
Rose Turner (4)                                     24,000       *
Dell K. Bollinger (5)                              122,294       2.8%
David Barr (6)                                      32,000       *
Floyd L. DePauw (7)                                 11,200       *
John L. Maguire (8)                                108,333       2.5%
Stephen L. Parr (9)                                  9,167       *
All directors and executive officers             2,505,731      56.9%
as a group (8 persons) (10)(11)

----------

         * Less than 1% of the outstanding shares of Common Stock.

         (1) Business mailing address is 602 Fountain Parkway, Grand Prairie, Texas 75050.

         (2) Includes (i) 425,069 shares over which Glenn Bollinger has sole voting and investment control; (ii) 436,000 shares held by Glenn Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Glenn Bollinger has shared voting and investment power with Bobby Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; (iii) 436,000 shares held by Bob Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Glenn Bollinger has shared voting and investment power with Bobby Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; and (iv) 212,058 shares held by the Company's 401(k) plan representing his interest in the plan as a participant. Neither the inclusion of shares owned by Bob Bollinger Family Enterprises, Ltd., nor the inclusion of shares in the Company's 401(k) plan not allocated to Glenn Bollinger's participant account in the Company's 401(k) plan is to be construed as an admission that he is the beneficial owner of such shares. Includes options to purchase 25,716 shares of Common Stock that are currently exercisable.

         (3) Includes (i) 425,069 shares over which Bobby Bollinger has sole voting and investment control; (ii) 436,000 shares held by Bob Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Bobby Bollinger has shared voting and investment power with Glenn Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; (iii) 436,000 shares held by Glenn Bollinger Family Enterprises, Ltd., a Texas limited partnership, over which Bobby Bollinger has shared voting and investment power with Glenn Bollinger through each of their 49.5% ownership of the outstanding stock of the sole general partner; and (iv) 213,109 shares held by the Company's 401(k) plan representing his interest in the plan as a participant. Neither the inclusion of shares owned by Glenn Bollinger Family Enterprises, Ltd., nor the inclusion of any shares in the Company's 401(k) plan not allocated to Bobby Bollinger's participant account in the Company's 401(k) plan is to be construed as an admission that he is the beneficial owner of such shares. Includes options to purchase 25,716 shares of Common Stock that are currently exercisable.

         (4) Represents options to purchase 24,000 shares of Common Stock exercisable within sixty days from the date hereof.

         (5) Includes 61,731 shares of Common Stock owned of record and options to purchase 49,763 shares of Common Stock exercisable within sixty days from the date hereof.

         (6) Represents options to purchase 32,000 shares of Common Stock exercisable within sixty days from the date hereof.

         (7) Represents options to purchase 11,200 shares of Common Stock exercisable within sixty days from the date hereof.

         (8) Includes 50,000 shares of Common Stock owned of record and options to purchase 58,333 shares of Common Stock exercisable within sixty days from the date hereof. Does not include 26,000 shares of Common Stock held in trust for which Mr. Maguire is the trustee and a contingent beneficiary. Mr. Maguire disclaims beneficial ownership of these shares.

         (9) Includes 2,500 shares of Common Stock owned of record and options to purchase 6,667 shares of Common Stock exercisable within sixty days from the date hereof.

         (10) Includes options to purchase 233,395 shares of Common Stock exercisable within sixty days from the date hereof.

         (11) Shares held beneficially by Glenn Bollinger and Bobby Bollinger are only included once in the group total.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely on the Company's review of the copies of such forms received during the year, the Company believes that during the year ended March 31, 2000, all the Company's directors, executive officers and holders of more than ten percent (10%) of the Common Stock complied with all Section 16(a) filing requirements.

         To the best knowledge of management of the Company, during fiscal year 2000 no director, officer or ten percent (10%) beneficial owner of Common Stock of the Company failed to file with the SEC any required reports on Form 3, 4 or 5 regarding transactions in securities of the Company.

                               EXECUTIVE OFFICERS

         The following persons are the executive officers of the Company:

                 NAME                AGE                            POSITION

      Glenn D. Bollinger              50      Chairman of the Board, Chief Executive Officer and Director
      Bobby D. Bollinger              47      Vice Chairman of the Board, President and Director
      Rose Turner                     44      Executive Vice President - Finance, Chief Operating Officer,
                                              Chief Financial Officer, Treasurer and Secretary
      Dell K. Bollinger               73      Senior Vice President - Administration
      David Barr                      42      Executive Vice President - Product Acquisition
      Floyd L. DePauw                 50      Controller and Chief Accounting Officer

         Set forth below is a description of the business experience of each of the executive officers.

         Information concerning the business experience of Glenn Bollinger is provided under "Proposal No. 1: Election of Directors."

         Information concerning the business experience of Bobby Bollinger is provided under "Proposal No. 1: Election of Directors."

         Rose Turner has served as Chief Financial Officer, Treasurer and Secretary since January 1997, as Executive Vice President - Finance since October 1997, and as Chief Operating Officer of the Company since January 1999. She previously served as the Company's Senior Vice President - Finance from January 1997 to October 1997. Ms. Turner joined the Company on a contract and then full-time basis in November 1995. Ms. Turner was previously employed by a variety of food manufacturing companies including Mission Foods and Borden, Inc. Ms. Turner is a certified public accountant.

         Dell K. Bollinger accepted an integral role in the Company's business when it was founded by her sons, Glenn and Bobby Bollinger, in 1974. Mrs. Bollinger has served as a Vice President of the Company since 1979.

         David Barr has served as Executive Vice President - Product Acquisition of the Company since August 1996, and previously served as Vice President - Product Development from July 1994 to August 1996. Prior to joining the Company Mr. Barr was President and Owner of New Zone Corporation, a privately held distributor of children's safety and related products. Prior to that employment Mr. Barr held various positions at Tandy Corporation, Fort Worth, Texas, including Director of Marketing for Computer City.

         Floyd DePauw became Controller and Chief Accounting Officer of the Company in October 1996. Mr. DePauw is a certified public accountant. Before joining the Company, Mr. DePauw previously served as the controller of Taylor Publishing Company, a subsidiary of Insilco Corporation, a publicly owned company. He was employed by Taylor in a variety of accounting positions for approximately sixteen years. Prior to being employed by Taylor, Mr. DePauw was employed by Zoecon Industries, Inc., a chemical manufacturer, for approximately five years.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

         The following table summarizes the compensation paid to the Company's chief executive officer and the Company's three other most highly compensated executive officers for services rendered in all capacities to the Company during fiscal 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                                                       Stock
        Name and Position               Year        Salary ($)       Bonus ($)      Options(#)
        -----------------               ----        ----------       ---------      ----------

Glenn D. Bollinger                      2000          262,143(1)             --         25,716
Chairman of the Board and Chief         1999          285,717(1)             --             --
Executive Officer                       1998          325,717(2)        100,000             --

Bobby D. Bollinger                      2000          262,143(1)             --         25,716
Vice Chairman of the Board and          1999          285,717(1)             --             --
President                               1998          325,717(2)        100,000             --

Rose Turner                             2000          146,445            20,000             --
Executive Vice President -              1999          132,700                --          7,000
Finance, Chief Operating Officer,       1998          117,488            40,000         33,000
Chief Financial Officer,
Treasurer and Secretary

David Barr                              2000          109,732             8,000(3)      20,000
Executive Vice President -              1999           97,194                --             --
Product Acquisition                     1998           89,422            60,000             --

         (1) Glenn Bollinger and Bobby Bollinger were paid $10,000 as directors fees in fiscal 1999 and 2000.

         (2) Glenn Bollinger and Bobby Bollinger were paid $10,000 per year as directors fees in fiscal 1998 retroactive to 1994 (each a total of $50,000).

         (3) David Barr's bonus for fiscal 2000 was paid subsequent to March 31, 2000.

STOCK OPTION PLANS

         DESCRIPTION OF STOCK OPTION PLANS.

         1993 Plan. In September 1993 the Board of Directors adopted the Bollinger Industries, Inc. 1993 Stock Option Plan (the "1993 Plan") pursuant to which options to purchase up to 500,000 shares of Common Stock may be granted. The individuals eligible to participate in the 1993 Plan are those full-time key employees, including officers and employee directors, and independent directors of the Company or its subsidiaries as the Stock Option Committee of the Board of Directors, which administers the 1993 Plan, may determine from time to time. The Stock Option Committee may grant either incentive stock options ("ISOs") within the meaning of Section 422 of the Code or nonqualified stock options. Only nonqualified stock options may be granted to independent directors.

         The purchase price of shares subject to an option granted under the 1993 Plan is determined by the Stock Option Committee at the time of grant, but may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The exercise price of ISOs must be at least 100% of the fair market value. The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by the optionee in any calendar year (under the 1993 Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the 1993 Plan must be exercised within ten years from the date of grant and will generally vest in annual installments as determined by the Stock Option Committee. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of any ISOs granted under the 1993 Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercise period may not exceed five years from the date of grant.

         Options granted under the 1993 Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Options terminate on the earlier of the date of the expiration of the option or thirty (30) days after the date the optionee terminates employment with the Company and its subsidiaries for any reason other than termination for cause or the death or disability of the optionee. During the 30-day period, the optionee may exercise the option in respect of the number of shares that were vested on the date of termination of employment. In the event of termination because of the death or disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of the date of expiration or one year following the date of termination of employment, during which period the option may be exercised in respect of the number of shares that were vested on the termination of employment.

         The 1993 Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising an option. Unless sooner terminated by action of the Board of Directors, the 1993 Plan will terminate in 2003. Subject to certain exceptions, the 1993 Plan may be amended, altered or discontinued by the Board of Directors without stockholder approval.

         As of August 15, 2000 options to purchase a total of 178,666 shares of Common Stock are outstanding under the 1993 Plan at prices ranging from $0.63 to $13.00 per share.

         1998 Plan. The Bollinger Industries, Inc. 1998 Stock Option Plan (the "1998 Plan") was adopted by the Board of Directors and approved by the stockholders in September 1998. This plan provides for the grant of options to purchase up to 500,000 shares of Common Stock of the Company to officers and employees of the Company who are responsible for or contribute to the management, growth and profitability of the business. No grant will be made under this Plan to a director who is not an officer or a salaried employee of the Company.

         The purchase price of shares subject to an option granted under the 1998 Plan is determined by the Stock Option Committee at the time of grant, and the exercise price shall not be less than 100% of the fair market value of the Common Stock subject to the stock option on the date of grant (or 110% in the case of a stock option granted to a participant who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). Options granted under the 1998 Plan must generally be exercised within ten years from the date of grant (five years from the date of grant in the case of a stock option granted to a participant who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company), unless otherwise provided by the Stock Option Committee.

         Stock options granted under the 1998 Plan may be of two types: ISOs and nonqualified stock options. The Board of Directors has the authority to grant to any participant ISOs, nonqualified stock options or any combination thereof.

         Options granted under the 1998 Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Unless otherwise determined by the Stock Option Committee: (i) options terminate on the earlier of the date of the expiration of the option or three months after the date the optionee terminates employment with the Company and its subsidiaries for any reason other than termination as a result of the death or disability of the optionee; (ii) during the 3-month period, the optionee may exercise the option in respect of the number of shares that were vested on the date of termination of employment; and (iii) in the event of termination because of the death or disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of the date of expiration or one year following the date of termination of employment due to death or six months following the date of termination of employment due to disability, during which period the option may be exercised in respect of the number of shares that were vested on the termination of employment, or on such accelerated basis as the Stock Option Committee may otherwise determine.

         The 1998 Plan provides that an option agreement may permit an optionee to tender previously owned shares of Common Stock in partial or full payment for shares to be purchased on exercising an option. Unless sooner terminated by action of the Board of Directors, the 1998 Plan will terminate in 2008.

         As of August 15, 2000 options to purchase a total of 329,495 shares of Common Stock are outstanding under the 1998 Plan at an exercise price of $1.00 per share.

         NQO Plan. On June 22, 2000 the Board of Directors adopted the Bollinger Industries, Inc. 2000 Nonqualified Stock Option Plan (the "NQO Plan") pursuant to which options to purchase up to 200,000 shares of Common Stock may be granted. The individuals eligible to participate in the NQO Plan are members of the Board of Directors who are not officers or other employees of the Company or of any corporation or other entity which is then a subsidiary of the Company.

         The purchase price of shares subject to an option granted under the NQO Plan is determined by the Stock Option Committee at the time of grant, but may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the NQO Plan must be exercised within ten years from the date of grant or such shorter term as may be determined by the Stock Option Committee and may vest in installments as determined by the Stock Option Committee. Options granted under the NQO Plan are not transferable by the optionee other than by will or under the laws of descent and distribution.

         Unless sooner terminated by action of the Board of Directors, the NQO Plan will terminate in 2010. As of August 15, 2000 no options had been granted under the NQO Plan.

OPTION GRANTS. There were 357,495 options granted in fiscal 2000.

OPTION EXERCISES AND HOLDINGS. The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal 2000 and unexercised options held as of the end of fiscal 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF UNEXERCISED                 VALUE OF UNEXERCISED
                                                                         OPTIONS AT                       IN-THE MONEY OPTIONS
                                                                     FISCAL YEAR-END (#)               AT FISCAL YEAR-END ($) (1)
                             SHARES ACQUIRED      VALUE        ------------------------------        -----------------------------
           NAME              ON EXERCISE (#)   REALIZED ($)    EXERCISABLE      UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
           ----              ---------------   ------------    -----------      -------------        -----------     -------------

Glenn D. Bollinger(2)              --               --             25,716              --                --               --
Bobby D. Bollinger(3)              --               --             25,716              --                --               --
Rose Turner(4)                     --               --             24,000          16,000                --               --
David Barr(5)                      --               --             32,000          10,000                --               --

----------
(1) Based on the market value of the Common Stock on March 31, 2000 of $0.375 per share as reported by the over-the-counter Bulletin Board (minus the exercise or base price).

(2) Glenn D. Bollinger was granted options for the purchase of 25,716 shares of Common Stock in exchange for a salary reduction, at an exercise price of $1.00 per share, in September 1999. These options vested in March 2000 and expire five years from the date of grant.

(3) Bobby D. Bollinger was granted options for the purchase of 25,716 shares of Common Stock in exchange for a salary reduction, at an exercise price of $1.00 per share, in September 1999. These options vested in March 2000 and expire five years from the date of grant.

 (4) Rose Turner was granted options for the purchase of 33,000 shares of Common Stock at an exercise price of $0.63 per share in January 1997; and options for the purchase of 7,000 shares of Common Stock at an exercise price of $1.00 per share in April 1999. These options vest over a five-year period and expire ten years from the date of grant.

(5) David Barr was granted options for the purchase of 10,000 shares of Common Stock at an exercise price of $13.00 per share in October 1994. These options vest over a five-year period and expire ten years from the date of grant. Mr. Barr was granted options for the purchase of 2,000 shares of Common Stock at an exercise price of $11.00 per share in December 1994. These options vest over a four-year period and expire ten years from the date of grant. Mr. Barr was granted options for the purchase of 10,000 shares of Common Stock at an exercise price of $3.00 per share in February 1996; and options for the purchase of 20,000 shares of Common Stock at an exercise price of $1.00 per share in April, 1999. These options vest over a five-year period and expire ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2000 Stephen Parr served as the sole member of the Compensation Committee. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates or has any interlocking relationship with any other corporation that requires specific disclosure under this heading. Please refer to "Certain Relationships and Related Transactions."

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The basic policy of the Compensation Committee is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of the Company's operations, and the Company's financial condition and performance. The goal of this policy is to promote the attainment of the financial and strategic objectives of the Company.

         Stephen Parr was the sole member of the Compensation Committee for fiscal 2000. The Compensation Committee believes that the base salary levels in place during fiscal 2000 continue to be consistent with the Company's status as a public company and with the Company's peers in the fitness industry. The salary levels during fiscal 2000 were not substantially different from those in fiscal 1999. The Compensation Committee has not, however, conducted a detailed examination of the compensation structure of peer companies, nor has it engaged the services of an executive compensation consultant.

         The base salaries of the Company's executive officers may be augmented at the discretion of the Compensation Committee, at the recommendation of the Chief Executive Officer, by the award of individual performance-based cash bonuses ("Cash Bonuses"). Cash Bonuses are based on among other things an individual's quality of work performed, the financial condition and results of operation of the Company, progress made towards business objectives, and return on the Company's Common Stock for the period. Based on the financial condition and results of operations of the Company, the Compensation Committee determined to award Cash Bonuses to two of the named executive officers for fiscal 2000.

         The Company also grants stock options pursuant to the Company's 1993 and 1998 Stock Option Plans. The Company's Chief Executive Officer and President, who each beneficially own a substantial amount of Common Stock of the Company, are not eligible to receive options under the 1993 Stock Option Plan. Grants of stock options to eligible executive officers are intended to attract qualified individuals to work for the Company as additional compensation and as an incentive for future performance. Through grants under the 1993 and 1998 Stock Option Plans, the Company's goal is to encourage ownership of the Common Stock by executive officers and other employees in order to enhance mutuality of interest with stockholders of the Company.

         At this time, based on the Company's current executive compensation structure, the Company does not believe it is necessary to adopt a policy with respect to qualifying executive compensation in excess of $1 million for deductibility under Section 162 (m) of the Internal Revenue Code.

         Consistent with the above policies and objectives, the fiscal 2000 base salary for Glenn Bollinger, the Company's Chairman of the Board and Chief Executive Officer, was not changed by the Board of Directors, and remained at $275,717. During fiscal 2000 Mr. Bollinger elected to reduce his salary to $250,000 in exchange for 25,716 stock options. The Compensation Committee considers that Mr. Bollinger's base salary was within the range of salaries of chief executive officers of comparable companies.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                              The Compensation Committee
                                              of the Board of Directors

                                              Stephen L. Parr

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of a peer group and the NASDAQ Stock Market - U.S. Index for the periods indicated. The comparison for each of the periods assumes that $100 was invested on March 31, 1995 in each of the Common Stock of the Company, the stocks included in the peer group, and the stocks included in the NASDAQ Stock Market - U.S. Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG
                           BOLLINGER INDUSTRIES, INC.,
             THE NASDAQ STOCK MARKET - U.S. INDEX, AND A PEER GROUP



                              [PERFORMANCE GRAPH]



                                             Cumulative Total Return
                              --------------------------------------------------------
                               3/95      3/96      3/97      3/98      3/99      3/00

BOLLINGER INDUSTRIES, INC.    100.00     32.35      8.82     10.29      4.41      5.15
PEER GROUP                    100.00    130.88    123.63    173.21    126.88     80.59
NASDAQ STOCK MARKET (U.S.)    100.00    135.79    150.95    228.88    309.19    574.68



         (1) The peer group, which currently includes the Company, is comprised of the following companies: Acres Gaming, Inc.; Adams Golf, Inc.; Ajay Sports, Inc.; Aldila, Inc.; Alottafun, Inc.; American Bingo & Gaming Corp.; Baoa, Inc.; Bio-Dyne Corp.; Brass Eagle, Inc.; Callaway Golf Co.; Coastcast Corp.; Colmena Corp.; Coyote Sports, Inc.; Cyber Mark International Corp.; Cybex International, Inc.; Cyntech Technologies, Inc.; Direct Connect International, Inc.; Discovery Zone, Inc.; DSI Toys, Inc.; Ecom Ecom Com Incorporated; Educational Insights, Inc.; Empire of Carolina, Inc.; Equity Marketing, Inc.; Escalade, Inc.; Exx, Inc. Cl A; Exx, Inc. Cl B; First Team Sports, Inc.; Fusion FD, Inc.; Gary Player Direct, Inc.; Golfgear International, Inc.; Granite Bay Technologies, Inc.; Hasbro, Inc.; Hockey Company; Jakks Pac, Inc.; Johnson Outdoors, Inc.; Just Toys, Inc.; K2, Inc.; Karts International, Inc.; Knickerbocker LL, Inc.; L A Group, Inc.; LCS Golf, Inc.; Magnatude Information Systems, Inc.; Marker International; Marvel Enterprises, Inc.; Mattel, Inc.; Monarch Services, Inc.; Ohio Art Company; OnTV, Inc.; Play by Play Toys & Novelties Company; Playcore, Inc; Racing Champions Corp.; Ranger Inds, Inc.; RDM Sports Group, Inc.; Riddell Sports, Inc.; Rollerball International, Inc.; Royal Precision, Inc.; S2 Golf, Inc.; Salesrepcentral.com, Inc.; Teardrop Golf Company; Technigen Corp.; Toymax International, Inc.; TRB System International, Inc.; Trudy Corp.; US Wireless Corp.; Variflex, Inc.; Vermont Teddy Bear, Inc.; Victormaxx Technologies, Inc. and Yes Entertainment Corp. The members of the peer group are based on the companies listed in the 2000 NASDAQ Fact Book and Company Directory for Standard Industrial Classification Code 394, Toys and Sporting Goods (2000 Peer Group), and which have been publicly traded since at least March 31, 1995. NASDAQ did not provide a performance index for this group of companies.

         (2) The following companies were included in the 1999 Peer Group, but were not included in the 2000 Peer Group: Grand Toys International, Inc.; Imaginon, Inc.; Laser Storm, Inc.; Morrow Snowboards, Inc.; Paul-Son Gaming Corp.; Arnold Palmer Golf Company; Rawlings Sporting Goods, Inc. and Xdogs.com, Inc.

         (3) The following companies are included in the 2000 Peer Group, but were not included in the 1999 Peer Group: Acres Gaming, Inc.; Adams Golf, Inc.; Alottafun, Inc.; American Bingo & Gaming Corp.; Baoa, Inc.; Bio-Dyne Corp.; Brass Eagle, Inc.; Callaway Golf Co.; Coastcast Corp.; Colmena Corp.; Coyote Sports, Inc.; Cyber Mark International Corp.; Cybex International, Inc.; Cyntech Technologies, Inc.; Direct Connect International, Inc.; Discovery Zone, Inc.; DSI Toys, Inc.; Ecom Ecom Com Incorporated; Empire of Carolina, Inc.; Equity Marketing, Inc.; Exx, Inc. Cl A; Exx, Inc. Cl B; First Team Sports, Inc.; Fusion FD, Inc.; Gary Player Direct, Inc.; Golfgear International, Inc.; Granite Bay Technologies, Inc.; Hasbro, Inc.; Hockey Company; Jakks Pac, Inc.; K2, Inc.; Karts International, Inc.; L A Group, Inc.; LCS Golf, Inc.; Magnatude Information Systems, Inc.; Marvel Enterprises, Inc.; Mattel, Inc.; Ohio Art Company; OnTV, Inc.; Play by Play Toys & Novelties Company; Playcore, Inc; Racing Champions Corp.; Ranger Inds, Inc.; RDM Sports Group, Inc.; Rollerball International, Inc.; Royal Precision, Inc.; Salesrepcentral.com, Inc.; Technigen Corp.; Toymax International, Inc.; TRB System International, Inc.; Trudy Corp.; US Wireless Corp. and Victormaxx Technologies, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has a continuing arrangement with John L. Maguire, a director of the Company, for financial, corporate and acquisition consulting services. This arrangement currently provides for an annual fee of $36,000, which includes the fee for his services as a director.

         All other transactions, if any, between the Company and any of its directors, officers, principal stockholders, employees and other affiliates are subject to the approval of a majority of the independent directors of the Company who are disinterested in the transactions. All such transactions and loans must be on terms no less favorable to the Company than those generally available from unaffiliated third parties.

                              STOCKHOLDER PROPOSALS

         Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2000 annual meeting of stockholders of the Company must be submitted in accordance with the rules of the SEC and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on April 30, 2001.

                                  OTHER MATTERS

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. Costs of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of soliciting materials to the beneficial owners of the Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

         All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Company's Common Stock is based upon information contained in reports filed by such owner with the SEC.

         The Annual Report to stockholders of the Company for the fiscal year ended March 31, 2000, which includes financial statements, accompanying this Proxy Statement, does not form any part of the material for the solicitation of proxies.

         THE COMPANY HAS PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE COMPANY'S FISCAL 2000 ANNUAL REPORT, WHICH INCLUDES A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000.

                                          By the Order of the Board of Directors



                                                        Rose Turner
                                                         Secretary

August 25, 2000

                                    EXHIBIT A

                            PROPOSED AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                          OF BOLLINGER INDUSTRIES, INC.

         Section 1 of Article FOURTH is amended to read in full as follows:

         FOURTH.

         Section 1. Capitalization. The Corporation is authorized to issue Twenty-one Million (21,000,000) shares of capital stock. Twenty Million (20,000,000) of the authorized shares shall be common stock, one cent ($0.01) par value each ("Common Stock"), and One Million (1,000,000) of the authorized shares shall be preferred stock, one cent ($0.01) par value each ("Preferred Stock").

         Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Certificate of Incorporation.

                                    EXHIBIT B

                           BOLLINGER INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

                                    EXHIBIT B

                           BOLLINGER INDUSTRIES, INC.
                             2000 STOCK OPTION PLAN

SECTION 1. PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Corporation and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

     (a) "Board" means the Board of Directors of the Corporation, as duly elected from time to time.

     (b) "Code" means the Internal Revenue Code of 1986, as amended and interpreted by the regulations thereunder from time to time, and any successor thereto.

     (c) "Commission" means the Securities and Exchange Commission or any successor agency.

     (d) "Common Stock" means common stock, par value $0.01 per share, of the Corporation.

     (e) "Corporation" means Bollinger Industries, Inc., a Delaware corporation.

     (f) "Date of Grant" means the date on which the Board resolves to grant a Stock Option to a Participant.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended and as interpreted by the rules and regulations promulgated thereunder from time to time, and any successor thereto.

     (h) "Exercise Price" means the amount for which one Share may be purchased upon the exercise of a Stock Option, as specified by the Board in the applicable Stock Option Agreement, but in no event less than the par value per Share.

     (i) "Fair Market Value" means as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on any national securities exchange on which the Common Stock is listed or on the NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

     (j) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

     (k) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (l) "Participant" means an individual who is eligible and selected by the Board for grants of Stock Options under the Plan.

     (m) "Plan" means the Bollinger Industries, Inc. 2000 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

     (n) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

     (o) "Share" means one share of Common Stock of the Corporation, as adjusted in accordance with SECTION 3 of the Plan.

     (p) "Stock Option" means an option granted under SECTION 5.

     (q) "Stock Option Agreement" means the agreement executed between the Corporation and a Participant that contains the terms, conditions, and restrictions pertaining to the granting of a Stock Option. Any inconsistencies between the Plan and any Stock Option Agreement shall be controlled by the Plan.

     (r) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" also means any partnership in which the Corporation and/or any Subsidiary owns more than 50% of the capital or profits interest.

     (s) "Ten-Percent Shareholder" means a person that owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation or any Subsidiary, taking into account the attribution rules set forth in Section 424 of the Code. For purposes of this definition the term "outstanding stock" includes all stock actually issued and outstanding at the time the Stock Option is granted to a Participant. "Outstanding stock" does not include reacquired Shares or Shares authorized for issuance under outstanding Stock Options held by the Participant or by any other person.

     (t) "Termination of Employment" means the termination of the Participant's employment with the Corporation and any Subsidiary for any reason whatsoever, whether with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement, but excluding (i) terminations where there is a simultaneous reemployment by the Corporation or a Subsidiary or (ii) except with respect to Incentive Stock Options, terminations where the Participant continues a relationship (e.g., as a director or consultant) with the Corporation or a Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence shall not constitute a Termination of Employment unless, with respect to Incentive Stock Options only, such temporary absences interrupt employment for purposes of
Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 422(a)(2).

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. ADMINISTRATION

     The Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under the Plan to a committee or subcommittee of not less than two directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3 under the Exchange Act. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The Board shall have authority to grant Stock Options pursuant to the terms of the Plan to officers and employees of the Corporation and its Subsidiaries. Among other things, the Board shall have the authority, subject to the terms of the Plan:

     (a) To select the officers and employees to whom Stock Options may from time to time be granted;

     (b) Determine whether and to what extent Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted hereunder;

     (c) Determine the number of Shares to be covered by each Stock Option granted hereunder;

     (d) Determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the Exercise Price (subject to SECTION 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Subsidiary), and any vesting acceleration or forfeiture waiver regarding any Stock Option and the Shares relating thereto, based on such factors as the Board shall determine;

     (e) Modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time; and

     (f) Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred.

     The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto), and to otherwise supervise the administration of the Plan.

     With respect to the Plan or any Stock Options granted thereunder, the acts of a majority of the Board members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a unanimous consent of all the Board members, shall be the valid acts of the Board, except that the members thereof may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of SECTION 5 (provided that no such delegation may be made that would cause Stock Options or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Board. A majority of the Board shall constitute a quorum.

     Any determination made by the Board or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Board or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Board or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Participants.

     All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Corporation. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Stock Options, and all members of the Board shall be fully protected by the Corporation in respect to any such action, determination or interpretation.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

     The total number of Shares reserved and available for grant under the Plan shall be 500,000, subject to adjustment as provided in SECTION 5(i). For purposes of determining the number of Shares with regard to which Stock Options may be granted under the Plan, such number shall increase by the number of Shares tendered or relinquished to the Corporation (a) in connection with the exercise of a Stock Option or (b) in payment of federal, state or local income tax withholding liabilities upon exercise of a Stock Option.

     Shares subject to a Stock Option under the Plan may be authorized and unissued Shares or may be treasury Shares.

     If any Stock Option expires or is cancelled without being fully exercised, unexercised Shares subject to such Stock Option shall again be available for distribution in connection with Stock Options under the Plan.

SECTION 4. ELIGIBILITY

     All officers and employees of the Corporation and its Subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and its Subsidiaries are eligible to be granted Stock Options under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee of the Corporation and its Subsidiaries.

SECTION 5. STOCK OPTIONS

     Stock Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Board may from time to time approve.

     The Board shall have the authority to grant any Participant Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

     Stock Options shall be evidenced by the Stock Option Agreements, the terms and provisions of which may differ for each Participant and for each grant of a Stock Option to the same Participant. A Stock Option Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the Date of Grant. Written notice of the Board's determination to grant a Stock Option to a Participant, evidenced by a Stock Option Agreement, dated as of the Date of Grant and executed by the Corporation, shall be given to such Participant within a reasonable period of time after the Date of Grant.

     The Board may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Stock Option to a Participant that the Participant surrender for cancellation some or all of the unexercised Stock Options which have been previously granted to him. A Stock Option the grant of which is conditioned upon such surrender may have a per Share Exercise Price lower (or higher) than the per Share Exercise Price of the surrendered Stock Option, may cover the same (or a lesser or greater) number of Shares as the surrendered Stock Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, Exercise Price, term or any other term or condition of the surrendered Stock Option.

     Additionally, the Board may, in its discretion and on such terms as it deems appropriate, require as a condition to the grant of a Stock Option to a Participant that the Participant agree not to sell or otherwise dispose of the Stock Option, any Shares of Common Stock acquired pursuant to the Stock Option, for a period of time determined by the Committee including, without limitation, a period of six months following the Date of Grant of the Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any previously granted Incentive Stock Option as such under such Section 422.

     To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and all other incentive stock option plans of the Corporation or any Subsidiary) exceeds $100,000, such Incentive Stock Options shall be deemed to be Nonqualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted. For purposes of this SECTION 5, the Fair Market Value of Shares shall be determined as of the time the Incentive Stock Option with respect to such Shares is granted.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Board shall deem desirable:

     (a) Exercise Price. The Exercise Price per Share purchasable under a Stock Option shall be determined by the Board and set forth in the Stock Option Agreement, and in the case of an Incentive Stock Option granted to a Participant, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock subject to the Stock Option on the Date of Grant (or 110% in the case of a Stock Option granted to a Participant who is a Ten-Percent Shareholder on the Date of Grant).

     (b) Option Term. The term of each Stock Option shall be ten years from the Date of Grant or such shorter term as may be determined by the Board; provided, however, in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder, the term of the Incentive Stock Option shall be five years from the Date of Grant or such shorter term as may be determined by the Board; provided further, however, a Stock Option granted under the Plan shall be subject to earlier termination upon the Termination of Employment of the Participant, as provided in SECTIONS 5(f), (g) and (h).

     (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board. If the Board provides that any Stock Option is exercisable only in installments, the Board may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Board may determine. In addition, the Board may at any time accelerate the exercisability of any Stock Option.

     (d) Method of Exercise. Subject to the provisions of this SECTION 5, Stock Options may be exercised, in whole or in part, at any time during the term of the Stock Option by giving written notice of exercise to the Corporation specifying the number of Shares subject to the Stock Option to be purchased. A Stock Option may not be exercised for a fraction of a Share and the Board may, by the terms of the Stock Option, require any partial exercise to be with respect to a specified minimum number of Shares.

         Such notice shall be accompanied by payment in full of the purchase price for the Shares subject to the Stock Option being purchased by certified or bank check or such other instrument as the Board may accept. Payment, in full or in part, may also be made in the form of Shares owned by the Participant duly endorsed for transfer to the Corporation, or, Shares issuable to the Participant upon exercise of the Stock Option, in each case with a Fair Market Value on the date the Stock Option is exercised equal to the aggregate Exercise Price of the Shares with respect to which such Stock Option or portion is thereby exercised.

         Additionally, such notice shall be accompanied by payment to the Corporation (or other employer Subsidiary) of all amounts which the Corporation (or other employer Subsidiary) is required to withhold under federal, state or local law in connection with he exercise of the Stock Option. With the consent of the Board, (i) Shares owned by the Participant duly endorsed for transfer, or, (ii) Shares issuable to the Participant upon exercise of the Stock Option, valued at Fair Market Value as of the date of the exercise of the Stock Option, may be used to make all or part of such payment.

         No Shares shall be issued until full payment therefor has been made. A Participant shall have all the rights of a shareholder of the Corporation holding Shares (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such Shares and, if requested, has given the representation described in SECTION 8(a).

     (e) Nontransferability of Stock Options. No Stock Option granted under the Plan may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Stock Option granted under the Plan is assignable by operation of law or subject to execution, attachment or similar process. Any Stock Option granted under the Plan can only be exercised during the Participant's lifetime by such Participant. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Stock Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Stock Option shall be null and void and without force or effect. No transfer of the Stock Option by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Stock Option. The terms of any Stock Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of the Participant.

     (f) Termination by Death. Unless otherwise determined by the Board, if a Participant incurs a Termination of Employment by reason of death, any Stock Option held by such Participant may thereafter be exercised by the estate of the Participant or by a person who acquired the right to exercise the Stock Option by will or by the laws of descent and distribution, to the extent then exercisable, or on such accelerated basis as the Board may determine, for a period of one year (or such other period as the Board may specify in the Stock Option Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Board, if a Participant incurs a Termination of Employment by reason of his total and permanent disability (as defined in Section 22(e)(3) of the Code), any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable on the date of Termination of Employment, or on such accelerated basis as the Board may determine, for a period of six months (or such other period as the Board may specify in the Stock Option Agreement) from the date of Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Participant dies within such period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (h) Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or disability, any Stock Option held by such Participant, to the extent then exercisable, or on such accelerated basis as the Board may determine, may be exercised, for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the Participant dies within such three-month period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (i) Adjustments in Outstanding Stock Options. In the event that the outstanding shares of Common Stock subject to Stock Options are changed into or exchanged for a different number or kind of shares of the Corporation or other securities of the Corporation by reason of a merger, consolidation, recapitalization, reclassification, or the number of shares of Common Stock is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Corporation (provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration"), the Board shall make appropriate adjustments in the number and kind of shares as to which all outstanding Stock Options, or portions thereof then unexercised, shall be exercisable with respect to any such Stock Options, to the end that after such event the Participant's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Stock Option shall be made without change in the total exercise price applicable to the Stock Option or the unexercised portion of a Stock Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Exercise Price per Share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Board shall be final and binding upon all Participants, the Corporation and all other interested persons.

     (j) Merger, Consolidation, Acquisition, Liquidation or Dissolution. Notwithstanding the provisions of SECTION 5(i), in its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide by the terms of any Stock Option that such Stock Option cannot be exercised after the merger or consolidation of the Corporation with or into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Corporation or any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation) of all or substantially all of the Corporation's assets or fifty-one percent (51%) or more of the Corporation's then outstanding voting stock, or the liquidation or dissolution of the Corporation; and if the Board so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Stock Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option shall be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Stock Option Agreement.

     (k) Additional Transfer Restrictions. The Board, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Stock Option as it deems appropriate. Any such other restrictions shall be set forth in the Stock Option Agreement and may be referred to on the certificates evidencing the Shares. The Board may require the Participant to give the Corporation prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within two years from the date of granting of such Incentive Stock Option or one year after the transfer of such Shares to such Participant. The Board may direct that the certificates evidencing Shares acquired by exercise of an Incentive Stock Option refer to such requirement to give prompt notice of disposition.

SECTION 6. TERM, AMENDMENT AND TERMINATION

         The Plan will terminate ten years after the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a Participant under a Stock Option without the Participant's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's shareholders to the extent such approval is required by Rule 16b-3 or otherwise.

         The Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Stock Option to qualify for the exemption provided by Rule 16b-3.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 7. UNFUNDED STATUS OF PLAN

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Board otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 8. GENERAL PROVISIONS

         (a) The Board may require each person purchasing or receiving Shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

               (1) Listing or approval for listing upon notice of issuance, of such Shares on the NASDAQ, or such securities exchange as may at the time be the principal market for the Common Stock;

               (2) Any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

               (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable; and

               (4) The payment to the Corporation (or other employer Subsidiary) by the Participant of all amounts which the Corporation (or other employer Subsidiary) is required to withhold under federal, state or local law in connection with the exercise of the Stock Option.

         (b) Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

         (d) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Stock Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the Stock Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         (e) The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

SECTION 9. EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of June 22, 2000, provided that it is approved and adopted by the shareholders of the Corporation within 12 months after such date.

                           BOLLINGER INDUSTRIES, INC.
     Proxy Solicited on Behalf of the Board of Directors of the Corporation
                       For Annual Meeting of Stockholders
                               September 21, 2000

         The undersigned hereby constitutes and appoints Glenn D. Bollinger and Bobby D. Bollinger, and each of them, proxies with full power of substitution, to vote, as directed below, all the shares of common stock of Bollinger Industries, Inc. (the "Corporation") held of record by the undersigned at the close of business on August 15, 2000 at the Annual Meeting of Stockholders to be held at the Hilton Hotel, 2401 East Lamar Boulevard, Arlington, Texas 76006 at 10:00 a.m. local time, on September 21, 2000, and at any adjournment or adjournments thereof.

         1. ELECTION OF DIRECTORS--Nominees: Glenn D. Bollinger, Bobby D. Bollinger, John L. Maguire, and Stephen L. Parr.

              MARK ONLY ONE BOX      VOTE FOR all nominees listed above, except
                                 --- vote to be withheld from the following
                                     nominees, if any:

                                     ------------------------------------------

                                     VOTE TO BE WITHHELD from all nominees.
                                 ---

         2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. Proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 8,000,000 shares to 20,000,000 shares. FOR___ AGAINST___ ABSTAIN___

         3. RATIFICATION OF THE ADOPTION OF THE 2000 STOCK OPTION PLAN OF THE CORPORATION. FOR___ AGAINST___ ABSTAIN___

         4. APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Proposal to approve the appointment of King, Griffin & Adamson, P.C. as independent public accountants of the Corporation for the fiscal year ending March 31, 2001. FOR___ AGAINST___ ABSTAIN___

         5. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof. FOR___ AGAINST___ ABSTAIN___

         This proxy when properly executed will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR all the nominees listed above and FOR proposals 2, 3 and 4, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof. In addition, receipt of the 2000 Annual Report, the Notice of Annual Meeting and the Proxy Statement of Bollinger Industries, Inc. dated August 25, 2000 is hereby acknowledged.

         SHARES OF COMMON STOCK:                                               DATED                              , 2000
                                ----------------                                    ------------------------------


                                                                               --------------------------------------------



                                                                               --------------------------------------------
                                                                               Signature of Shareholder (s)


                                                                               --------------------------------------------
                                                                               Street Address

         Please date this proxy and sign your name exactly as it               --------------------------------------------
         appears hereon, and mail today. When signing on behalf of             City                State              Zip
         a corporation, partnership, estate, trust or the like,
         indicate title of persons signing. For joint accounts,
         each joint owner should sign.


              NOTE: I ______ WILL ______ WILL NOT ATTEND THE STOCK HOLDERS' MEETING ON SEPTEMBER 21, 2000.